As Filed With the Securities and Exchange Commission
                                on July 23, 2004
                                                  Registration No. 333-________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------


                            BROWN-FORMAN CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                               61-0143150
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)

                                850 Dixie Highway
                           Louisville, Kentucky 40210
                    (Address of Principal Executive Offices)

                            BROWN-FORMAN CORPORATION
                         2004 OMNIBUS COMPENSATION Plan
                            (Full title of the plan)

                               Michael B. Crutcher
                                 Vice Chairman,
                          General Counsel and Secretary
                            Brown-Forman Corporation
                                850 Dixie Highway
                           Louisville, Kentucky 40210
                                 (502) 585-1100
     (Name, Address, and Telephone Number of Registrant's agent for service)


                                    Copy to:

                                  Leigh Walton
                                 Todd J. Rolapp
                             Bass, Berry & Sims PLC
                        315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-0002

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                       Proposed                     Proposed                Amount of
 Title of securities         Amount to be          maximum offering             maximum aggregate         registration
  to be registered          registered (1)        price per share(3)             offering price              fee(4)
--------------------        --------------        ------------------            -----------------         ------------
Class B Common Stock,
   $0.15 par value          10,596,938 (2)              $46.65                    $494,294,173               $53,090



(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Shares to be offered and sold under the Brown-Forman 2004 Omnibus Compensation Plan (the "2004 Shares") comprise: (i) 4,900,000 shares not previously registered; (ii) 1,046,051 shares previously registered for issuance under the Brown-Forman Corporation Omnibus Compensation Plan
    (the "Old Plan") on October 13, 1999 (Registration No. 333-88925) that may no longer be issued under the Old Plan and that may be offered and sold under the Brown-Forman 2004 Omnibus Compensation Plan; and (iii) 4,650,887 shares subject to awards previously granted under the Old Plan that may be forfeited, cancelled or are subject to forfeiture or cancellation, and upon forfeiture or cancellation will be available for issuance under the Brown-Forman 2004 Omnibus Compensation Plan.

(3) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on July 22, 2004.

(4) In accordance with Rule 457(p) of the Securities Act, the aggregate total dollar amount of the Registration Fee is being offset by the dollar amount of registration fees previously paid in respect of unissued shares previously registered by the Company on Form S-8, which unissued shares have been deregistered. The Company has filed a post-effective amendment to its Form S-8 Registration Statement File No. 333-88925 to deregister shares of the Company's Class B Common Stock that are not subject to outstanding option grants under the Old Plan. The Amount of the Registration Fee was calculated as the difference between the aggregate registration fee of $62,627 (calculated based on the number of 2004 Shares) less the sum of $9,537, which is the portion of the registration fee associated with the 1,046,051 deregistered shares (calculated to account for the registrant's January 2004 2-for-1 stock split) that was previously paid in connection with the Form S-8 Registration Statement File No. 333-88925 filed on
    October 13, 1999.

                                     PART I

              Information Required in the Section 10(a) Prospectus

Brown-Forman Corporation (the "Registrant") has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2004; and

(2) The description of the Registrant's Class A Common Stock, par value $0.15 per share, and Class B Common Stock, par value $0.15 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on April 11, 1991, including all other amendments and reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 9 and 12 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus or the accompanying registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law (the "DGCL") provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys' fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the By-laws of the Registrant permit the Registrant's board of directors to adopt a resolution providing for the indemnification of the Registrant's officers and directors to the extent authorized by law.

A directors' and officers' insurance policy insures the Registrant's directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Item 7.  Exemption from Registration Claimed.

None.

Item 8.  Exhibits.

4(h) Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i)(b) of Registrant's 10-Q, filed on December 10, 1998

4(i) Certificate of Ownership and Merger of Brown-Forman Corporation into Brown-Forman, Inc., incorporated by reference to Registrant's 10-K, filed on July 19, 1994

4(j) Registrant's by-laws, as amended and restated on May 25, 1988, incorporated by reference to Registrant's 10-K, filed on July 26, 1993, as further amended and currently in effect, incorporated by reference to Registrant's Current Report on Form 8-K, filed June 3, 1998

4(k) Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant's Form S-3 (Registration No. 33-52551), filed on March 8, 1994

4(l)  Brown-Forman Corporation 2004 Omnibus Compensation Plan

5     Opinion of Bass, Berry & Sims PLC, counsel to the Registrant

23(a) Consent of PricewaterhouseCoopers LLP, Independent Registered Public
      Accounting Firm

23(b) Consent of Bass, Berrry & Sims PLC, counsel to the Registrant (included in Exhibit 5)

24 Power of Attorney (included on the signature page to the Registration Statement)

Item 9.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 22nd day of July, 2004.

                                               BROWN-FORMAN CORPORATION


                                               By: /s/ Owsley Brown II
                                                   Owsley Brown II, Chairman and
                                                   Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Phoebe A. Wood, Michael B. Crutcher and Nelea A. Absher and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

    Signature                              Title                       Date
    ---------                              -----                       ----

/s/ Owsley Brown II         Chairman and Chief Executive Officer   July 22, 2004
Owsley Brown II             (Principal Executive Officer)
                            Director

/s/ Phoebe A. Wood          Executive Vice President and Chief     July 22, 2004
Phoebe A. Wood              Financial Officer (Principal Financial
                            Officer)

/s/ William M. Street       Director                               July 22, 2004
William M. Street

/s/ Jane C. Morreau         Vice President and Controller          July 22, 2004
Jane C. Morreau             (Principal Accounting Officer)

/s/ Ina Brown Bond          Director                               July 22, 2004
Ina Brown Bond

/s/ Barry D. Bramley        Director                               July 22, 2004
Barry D. Bramley

/s/ Geo. Garvin Brown III   Director                               July 22, 2004
Geo. Garvin Brown III

/s/ Donald G. Calder        Director                               July 22, 2004
Donald G. Calder

/s/ Owsley Brown Frazier    Director                               July 22, 2004
Owsley Brown Frazier

/s/ Richard P. Mayer        Director                               July 22, 2004
Richard P. Mayer

/s/ Stephen E. O'Neil       Director                               July 22, 2004
Stephen E. O'Neil

/s/ Matthew R. Simmons      Director                               July 22, 2004
Matthew R. Simmons

/s/ Dace Brown Stubbs       Director                               July 22, 2004
Dace Brown Stubbs

/s/ Paul V. Varga           Director                               July 22, 2004
Paul V. Varga

                                  EXHIBIT INDEX

4(h) Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i)(b) of Registrant's 10-Q, filed on December 10, 1998

4(i) Certificate of Ownership and Merger of Brown-Forman Corporation into Brown-Forman, Inc., incorporated by reference to Registrant's 10-K, filed on July 19, 1994

4(j) Registrant's by-laws, as amended and restated on May 25, 1988, incorporated by reference to Registrant's 10-K, filed on July 26, 1993, as further amended and currently in effect, incorporated by reference to Registrant's Current Report on Form 8-K, filed June 3, 1998

4(k) Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant's Form S-3 (Registration No. 33-52551), filed on March 8, 1994

4(l)  Brown-Forman Corporation 2004 Omnibus Compensation Plan

5     Opinion of Bass, Berry & Sims PLC, counsel to the Registrant

23(a) Consent of PricewaterhouseCoopers LLP, Independent Registered Public
      Accounting Firm

23(b) Consent of Bass, Berrry & Sims PLC, counsel to the Registrant (included in Exhibit 5)

24 Power of Attorney (included on the signature page to the Registration Statement)

                                                                   Exhibit 5

July 23, 2004


Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky  40210

   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Brown-Forman Corporation 2004 Omnibus Compensation Plan (the "Plan") filed by you with the Securities and Exchange Commission, covering an aggregate of 10,596,938 shares (the "Shares") of common stock, $0.15 par value, issuable pursuant to the Plan.

In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bass, Berry & Sims PLC

                                                                Exhibit 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2004 relating to the financial statements, which appears in the 2004 Annual Report to Shareholders of Brown-Forman Corporation and Subsidiaries ("the Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended April 30, 2004. We also consent to the incorporation by reference of our report dated May 27, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Louisville, Kentucky
July 21, 2004